Exhibit 16.1

June 16, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read InfoLogix, Inc’s statements included under Item 4.01 of its Form 8-K filed on June 16, 2010 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP